SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 12, 2008
Date of Report (date of earliest event reported)
STARVOX COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)
Delaware	0-22848	84-1178691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2728 Orchard Parkway San Jose, California 95134-2012
(Address of principal executive offices)
(408) 625-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Sale of Customer and Network Assets to bComm

On February 12, 2008, DKR SoundShore Oasis Holding Fund Ltd. (“Senior Agent”), on behalf of itself and as agent for holders (collectively, with the Senior Agent, the “Secured Creditors”) of certain Senior Secured Debentures (the “Debentures”) issued by StarVox Communications, Inc., a Delaware corporation (formerly U.S. Wireless Data, Inc.; “StarVox” or the “Company"), and its wholly owned operating subsidiary, Capital Telecommunications, Inc., a Pennsylvania corporation (“CTI”), entered into an foreclosure sale agreement (the “Sale Agreement”) with bComm, Inc., a Delaware corporation (‘bComm”). Pursuant to this Sale Agreement, bComm will own substantially all of the assets of the Company. The Foreclosure Sale and Purchase Agreement is attached as Exhibit 10.1.

Pursuant to the Debentures, the Secured Creditors had made loans to, and made other financial accommodations to or for the benefit of, the Owners (the “Obligations”). These Obligations are secured by substantially all of the Owner’s assets. The Owners are in default of their obligations to the Secured Creditors. As a result of the Owner’s default, the Senior Agent gave notice that it is exercising its right under Section 9-610 of the Uniform Commercial Code to sell substantially all of the Owner’s assets subject to the Senior Agent’s security interest. The Senior Agent is selling the assets of Owner to bComm subject to a publicly notices foreclosure sale that allows for higher and better terms to be paid to the Secured Creditors.

Item 2.01	Disposition of Assets

The proceeds of the Sale Agreement will not be adequate to pay off outstanding debts and liabilities. After closing the sale contemplated in the Sale Agreement, the Company expects to file a plan of liquidation with the U.S. Bankruptcy Court that will provide for the payment of the Company’s bankruptcy-related expenses, the distribution of any residual funds to the remaining creditors and the dissolution of the Company. It is expected that any dissolution will result in the cancellation of the Company’s common stock without any distribution to the Company’s stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of February 29, 2008, all executive officers of the Company will effectively resign from the Company except John Reiland, the Company’s Chief Financial Officer. John Reiland departed the Company effective January 31, 2008.

On February 14, 2008, Jay Wolf and Robert Ellin resigned from the Board of Directors. On February 20, 2008, Barry Regenstein resigned from the Board of Directors.

Item 8.01	Other Events

Expected Delisting from the Over-the-Counter Bulletin Board

The Company’s common stock (the "Common Stock") is currently traded on the NASD's Over-the-Counter Bulletin Board (the "OTC-BB"). NASD Rule 6530 generally requires issuers to remain current in their obligations to file with the Commission Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, subject to a thirty calendar day grace period, or face delisting of their securities. Because the Company has not filed its Annual Report on Form 10-K for its 2007 fiscal year which was due on November 29, 2007 or its Quarterly Report on Form 10-Q which was due on January 14, 2008, NASD has sent a notice which indicates the stock will be delisted unless an appeal was filed by February 15, 2008. The NASD provides procedures to appeal a delisting notice; however, because the Company is required to sell substantially all of its assets in connection with the foreclosure sale and therefore will be liquidating, it did not appeal the NASD decision to delist the Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Foreclosure Sale and Purchase Agreement, dated as February 12, 2008 by and among bComm, Inc. and DKR Soundshore Oasis Holding Fund LTD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2008

STARVOX COMMUNICATIONS, INC.
By:	/s/ Thomas Rowley
Thomas Rowley, Chief Executive Officer

EXHIBIT INDEX

Exhibit Index

Exhibit 10.13	Asset Purchase Agreement dated November 21, 2007 between StarVox Communications, Inc., Capital Telecommunications, Inc., and Manhattan Telecommunications Corporation (and affiliates)

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